SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                         -------------------------------
       Date of Report (Date of Earliest Event Reported): February 12, 2001
                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)


State of Delaware                   0-25314          52-1947746
---------------------------         --------         --------------------------
(State or other jurisdiction of    (Commission       (I.R.S. Employer
incorporation or organization)      File No.)         Identification No.)

12975 Worldgate Drive
Herndon, Virginia 20701
(Address of Principal Executive                                      (Zip Code)
Offices)

(703) 639-6000
------------------------------------
(Registrant's telephone number,
including area code)

Item 9 Regulation FD Disclosure

The press releases attached as Exibit 99.1 and 99.2 hereto are furnished pursuant to Regulation FD; they are not filed.


Item 7.           Financial Statements and Exhibits.

(c)      Exhibits


 Exhibit Number                                                    Reference

(99)     Additional Exhibits

        Press Release dated February 12, 2001                       Exhibit 99.1
        Press Release dated February 16, 2001                       Exhibit 99.2







                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      e.spire Communications, Inc.
                                      By:

                                      /s/Juliette Pryor
Date:  February 21, 2001              _________________________________
                                      Juliette Pryor, Senior Vice President,
                                      General Counsel and Secretary

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

      e.spire(R)TO COLLECT $20 MILLION IN OUTSTANDING PAST DUE RECEIVABLES


HERNDON, VA, FEBRUARY 9, 2001 -- e.spire Communications, Inc. (Nasdaq: ESPI) today announced that it has reached agreements with several of its larger customers that have paid or will soon pay a total of more than $20 million to cover past due receivables previously not anticipated at this time.

"These are important and well-timed receipts for e.spire. With our cash on hand, this money provides enough capital to meet our expenses into the second half of March," said George F. Schmitt, e.spire Chairman and Acting Chief Executive Officer. "It affords us more time to continue our negotiations to restructure our bonds and obtain a new credit facility, which I am cautiously optimistic we'll close soon."

"Although e.spire still relies on outside funding, it is increasingly a smaller part of the financial picture," added Schmitt. "e.spire announced recently that it would have approximately $334 million in revenues for 2000, up from $240 million in 1999. We also expect the first quarter of 2001 to be record-breaking. These numbers demonstrate that the company continues to grow its customer base with the ultimate goal being to attain profitability in 2002 or early 2003."

e.spire continues to actively negotiate with a committee representing approximately 70% of the unaffiliated bondholders in an effort to reach a consensual restructuring of the company's debt. Meetings with the bondholders have been constructive.

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, dedicated Internet access, and advanced data solutions, including ATM and frame relay. e.spire also provides Web hosting, dedicated server, and colocation services through its Internet subsidiary, CyberGate, Inc., and its subsidiary ValueWeb. e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities, and corporations, with turnkey fiber-optic design, construction, and project management expertise. More information about e.spire is available at e.spire's Web site, www.espire.net.


                                     -more-
e.spire(R)TO COLLECT $20 MILLION IN OUTSTANDING PAST DUE RECEIVABLES /Page 2


Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by the Securities Exchange Act of 1934, as amended.



  Contact:
  Peggy Disney
  e.spire Communications, Inc.
  703.639.6738
  peggy.disney@espire.net


                                      # # #

                                                                   Exhibit 99.2
FOR IMMEDIATE RELEASE

 e.spire(R)ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2000 RESULTS; ACHIEVES
                   POSITIVE ADJUSTED EBITDA IN FOURTH QUARTER

o        Revenues up 63% to $94 million
o        Net loss excluding special charges $(61.3)
o        First positive adjusted EBITDA achieved for quarter
o        21 of 28 switched cities generated positive adjusted EBITDA
o        Network costs reduced by $3.1 million for quarter


HERNDON, VA, FEBRUARY 15, 2001 -- e.spire Communications, Inc. (Nasdaq: ESPI), the communications company for the networked economy, today announced final fourth quarter and year 2000 results. Revenues for the quarter ended December 31, 2000 were a record $93.9 million, compared to $57.5 million for the same quarter in 1999.

Earnings before interest, taxes, depreciation, amortization, and other non-cash items ("adjusted EBITDA") for the quarter was $0.5 million compared to an adjusted EBITDA loss of $(33.7) million for the same quarter in 1999. These adjusted EBITDA results mark the Company's first adjusted EBITDA-positive quarter and reflect a dramatic improvement over the same quarter last year.

For the full year 2000, revenues totaled $344.2 million, compared to $244.0 million for 1999, a 41% increase for the year. Adjusted EBITDA loss for 2000 was $(36.7) million compared to a loss of $(84.2) million for 1999, an improvement of 56%.

"These record fourth quarter and full year results demonstrate that e.spire is a changed company and well on its way to profitability," said George F. Schmitt, e.spire Chairman and Acting Chief Executive Officer. "When I came on board as Chairman at the end of the first quarter, I promised growth and reduced losses and predicted positive adjusted EBITDA between the fourth quarter 2000 and the second quarter 2001. Obviously, we have achieved these goals, and we expect our results to stay positive going forward."


                                     -more-
e.spire(R)ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2000 RESULTS/Page 2

Results by Business Unit

e.spire Communications, Inc.

e.spire, the integrated communications provider (ICP), reported net revenues of $64.9 million for the quarter, a 68% increase from $38.6 million in the same quarter of 1999. The gross margin for the business unit was 53%, up from 21% last year.

"We reduced our overall expenses in 2000, even while adding almost 400 employees, and we will continue to manage our costs well," said Christopher J. Resavy, e.spire Chief Operating Officer. "Network costs were cut by $3.1 million for the quarter and $15 million for the year through invoice audits, dispute settlements, and renegotiated telecom contracts."

"As we continue to reduce our costs, we also expect to see revenue growth, which is even more critical to our success," said Resavy. "We expect revenues to continue to grow in the range of 7% to 10% per quarter and adjusted EBITDA to be positive within the year."

e.spire offers telecom services in 38 metropolitan markets. Of these networks, 28 are equipped with Class 5 voice switches, and 21 of these 28 have attained sustainable positive adjusted EBITDA.

ACSI Network Technologies, Inc.

ACSI NT reported revenues of $21.8 million for the quarter, compared with $12 million for the same period last year. The gross margin reported for the quarter was 49%. Revenues for the year ended December 31, 2000, were $82.8 million, up from $68.3 million in the prior year, a 21% increase. ACSI NT's revenues fluctuate depending on the timing of contract awards and network acceptance.

"We had another outstanding year. With this momentum, we expect to improve on our 2000 revenues, adjusted EBITDA, and cash flow by at least 30% in 2001," said Michael P. Miller, ACSI NT President and COO. "We continue to lease fiber and sell conduit on our key networks in Atlanta, Dallas, Houston, Fort Lauderdale/Miami, Tampa, and Washington, DC/Northern Virginia, and we plan to complete a new network in the first quarter 2001. "



                                     -more-
e.spire(R)ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2000 RESULTS/Page 3

CyberGate, Inc./ValueWeb

CyberGate, e.spire's Internet subsidiary, a Web hosting and colocation service provider, reported revenue of $7.2 million and positive adjusted EBITDA of $0.1 million for the quarter, compared to revenue of $6.9 million and adjusted EBITDA of $0.1 million for the year ago quarter.

e.spire exited the dial-up ISP business during 2000. This business contributed approximately half of CyberGate's revenue for 1999 and approximately 33% in 2000. e.spire expects revenue from CyberGate's core Internet businesses, the remaining Web hosting and colocation services, to be between $26 and $29 million in 2001.

"Although our revenue and adjusted EBITDA remained relatively flat due to our exiting of the ISP business, we have added new services and a substantial number of new customers this year. We expect to begin to see quarter over quarter revenue growth in the 20% range in 2001," said Tomas V. Mikaelsson, CyberGate President and COO. "At the end of the quarter, we hosted 87,507 Web sites, up more than 10% from 78,600 Web sites in the previous quarter, and up 66% over the prior year quarter's 52,749 sites."

Financial Performance

Net loss applicable to common stockholders was $(97.3) million, or $(1.77) per common share, for the fourth quarter, which included a beneficial conversion charge of approximately $9.6 million, or $(0.18) per common share related to the exchangeable preferred stock issued in the third quarter that was subject to shareholder approval received in the fourth quarter. Also, included in net loss was a charge of $16.9 million, or $(0.31) per common share related to impairment charges tied to certain e.spire assets. For the year 2000, net loss applicable to common stockholders was $374.7 million, or $(7.05) per common share. This included a beneficial conversion charge of $34.2 million, or $(0.64) per common share.

Equity Funding and Liquidity

"We are currently negotiating with our bondholders for a restructuring of our bond debt, and we are cautiously optimistic that we will close on a new credit facility soon," added e.spire CFO Bradley E. Sparks. "Until we receive this additional funding, with our cash on hand and cash receipts expected soon as announced last week, we are funded into the second half of March."

e.spire has not made the interest payment due on its 13 3/4 % notes and is in ongoing discussions with an informal committee representing a majority of its bonds held by unaffiliated holders, with a view to achieving consensual restructuring. While the ongoing discussions have been constructive, e.spire cannot be certain that they will result in a consensual agreement with bondholders.

                                     -more-
e.spire(R)ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2000 RESULTS/Page 4

Shareholder Lawsuit

"We announced in January that the complaint filed last year against us was dismissed with prejudice," said e.spire Chairman Schmitt. "As expected, the court found the allegations of wrongdoing insufficient and ruled conclusively in e.spire's favor."

"Now e.spire is considering whether to file a motion against the plaintiffs to recover attorneys' fees incurred while defending this frivolous lawsuit," added Schmitt.

Outlook

"I expect e.spire to improve results for the first quarter of 2001 and the succeeding quarters as well," said e.spire Chairman Schmitt. "We have performed as promised for three sequential quarters and expect that our turn around will continue to meet and exceed expectations."

Corporate Background

ACSI NT

ACSI Network Technologies, Inc., a wholly owned subsidiary of e.spire Communications, Inc., provides optical fiber infrastructure solutions and strategic network design services for organizations deploying networks in major metropolitan cities throughout the United States. Current clients include telecommunications carriers, municipalities, school districts, utilities, and Fortune 500 companies. ACSI NT has fiber and conduit inventory in Atlanta, Dallas, Houston, Fort Lauderdale/Miami, Tampa, and Washington, DC/Northern Virginia, More information about ACSI NT is available at ACSI NT's Web site, www.acsint.net.

CyberGate and ValueWeb

CyberGate is a wholly owned subsidiary of e.spire Communications, Inc., headquartered in Fort Lauderdale, FL. CyberGate's subsidiary, ValueWeb, offers a comprehensive line of shared, dedicated, and colocation Web hosting solutions. Featuring state-of-the-art facility and network infrastructure, e-commerce, and Web design applications, ValueWeb provides businesses turnkey resources for enhancing their Web sites' effectiveness in the marketplace. Now hosting more than 85,000 Web sites for customers in more than 136 countries, ValueWeb is one of the largest Web hosting companies in the world.

ValueWeb is an IBM Premier Business Partner, a Microsoft Certified Solution Provider, a Network Solutions Alliance Partner, a Hewlett Packard Premier Partner, an Intel iASP Alliance Member, and a Cobalt True Blue Sapphire Partner.

                                     -more-
e.spire(R)ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2000 RESULTS/Page 5

More information about ValueWeb dedicated servers and colocation services, including interactive demonstrations of network architecture, is available on the ValueWeb Web site, www.valueweb.com.

e.spire Communications

e.spire's national ATM backbone--one of North America's largest--transports data over long-haul fiber networks and e.spire's local metropolitan networks to 46 e.spire-owned and -operated Alcatel data switches and 51 carrier-grade routers. Through network-to-network interconnections, the e.spire data network accesses nearly 400 points of presence, or POPS, throughout the United States. e.spire's carrier-grade backbone now rivals the most extensive backbones in performance, coverage, and redundancy.

e.spire operates 38 local area fiber-optic networks, including six in Tier-1 markets (Atlanta, Miami/Fort Lauderdale, New York, Philadelphia. San Antonio, and Washington, DC/Northern Virginia). In total, as of December 31, 2000, e.spire's network is comprised of 28 Class 5 voice switches, 222,555 fiber miles, and 3,900 route miles.

e.spire has networks in the following metropolitan markets (a * indicates networks that are not equipped with a Class 5 switch): Albuquerque, NM; Amarillo, TX*; Atlanta, GA; Austin, TX; Baltimore, MD; Baton Rouge, LA*; Birmingham, AL; Charleston, SC*; Chattanooga, TN*; Colorado Springs, CO; Columbia, SC; Columbus, GA; Corpus Christi, TX*; Dallas, TX; El Paso, TX; Fort Worth, TX; Fort Lauderdale/Miami, FL; Greenville, SC; Irving, TX*; Jackson, MS*; Jacksonville, FL; Kansas City, KS/Kansas City, MO; Las Vegas, NV; Lexington, KY*; Little Rock, AR; Louisville, KY; Mobile, AL; Montgomery, AL; New Orleans, LA; New York, NY; Philadelphia, PA; San Antonio, TX; Shreveport, LA*; Spartanburg, SC*; Tampa, FL; Tucson, AZ; Tulsa, OK; and Washington, DC/Northern Virginia.

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, dedicated Internet access, and advanced data solutions, including ATM and frame relay. e.spire also provides Web hosting, dedicated server, and colocation services through its Internet subsidiary, CyberGate, Inc., and its subsidiary ValueWeb. e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities, and corporations, with turnkey fiber-optic design, construction, and project management expertise. More information about e.spire is available at e.spire's Web site, www.espire.net.

                                     -more-
e.spire(R)ANNOUNCES RECORD FOURTH QUARTER AND YEAR 2000 RESULTS/Page 6

Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated ADJUSTED EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements, debt restructuring, liquidity, and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by the Securities Exchange Act of 1934, as amended.


Contact:
Peggy Disney
e.spire Communications, Inc.
703.639.6738
peggy.disney@espire.net



                                      # # #
e.spire Communications, Inc
Financial Highlights
(in thousands, except share data and statistical data)

                                                   Three Months Ended                           Twelve Months Ended
                                       --------------------------------------------  ------------------------------------------
Statement of Operations                      12/31/00               12/31/99              12/31/00            12/31/99 (a)
-----------------------
                                       ----------------------  --------------------  --------------------  --------------------

Revenues:
    Telecommunication services                  $     64,926          $     38,564         $     232,696         $     150,632
   Network Technology services                        21,784                12,045                82,794                68,305
   Internet services                                   7,226                 6,891                28,700                25,072
                                       ----------------------  --------------------  --------------------  --------------------
Total revenues                                       93,936                57,500               344,190               244,009

Cost of goods sold:
   Telecommunication services                         30,765                30,446               133,500               110,037
   Network Technology services                        11,119                 8,147                46,236                38,198
   Internet services                                   3,319                 2,936                13,844                11,133
                                       ----------------------  --------------------  --------------------  --------------------
Total cost of goods sold                              45,203                41,529               193,580               159,368

Gross margin:
   Telecommunication services                         34,161                 8,118                99,196                40,595
   Network Technology services                        10,665                 3,898                36,558                30,107
   Internet services                                   3,907                 3,955                14,856                13,939
                                       ----------------------  --------------------  --------------------  --------------------
Total gross margin                                    48,733                15,971               150,610                84,641

Operating expenses:
   Selling, general and administrative                48,217                49,634               187,267               169,180
   Noncash compensation expense                        8,078                 3,896                14,377                11,473
   Depreciation and amortization                      26,251                26,904               109,425                95,943
   Impairment on assets held for sale                 16,877                    -                 16,877                    -
                                       ----------------------  --------------------  --------------------  --------------------
Total operating expenses                              99,423                80,434               327,946               276,596

Loss from operations                                (50,690)              (64,463)             (177,336)             (191,955)

Nonoperating income/expenses:
   Interest (Income)/expense, net                    31,928                24,737               120,717                85,793
   Gain on sale of customers                         (4,467)                   -                 (4,467)                   -
                                       ----------------------  --------------------  --------------------  --------------------
Total nonoperating (income)/expenses                  27,461                24,737               116,250                85,793

Net loss                                            (78,151)              (89,200)             (293,586)             (277,748)

Preferred stock dividends and
accretion and beneficial conversion                   19,139                10,644                81,119               40,646
                                       ----------------------  --------------------  --------------------  --------------------
Net loss applicable to common
stockholders                                  $     (97,290)        $     (99,844)        $    (374,705)         $    (318,394)
                                       ======================  ====================  ====================  ====================

Basic and diluted net loss per common
share                                         $      (1.77)         $      (1.96)         $      (7.05)          $      (6.38)
                                       ======================  ====================  ====================  ====================

Weighted average number of common                54,929,435            50,916,962            53,184,088            49,891,910
shares outstanding

Adjusted EBITDA  (b)                             $       516        $     (33,663)        $     (36,657)        $     (84,160)



Selected Statistical Data
Fiber Networks
                                                                                                      38                    38
Fiber Networks Under Construction by
ACSI NT                                                                                                4                     1
Access Lines Installed
                                                                                                 254,645               153,455
Total Buildings Connected
                                                                                                   5,197                 4,149
Route Miles
                                                                                                   3,834                 3,830
Fiber Miles
                                                                                                 222,555               182,703
VGE's
                                                                                               2,141,147             1,903,050
Co-locations
                                                                                                     110                   110

Voice Switches Installed
                                                                                                      28                    28

Full-Time Employees
                                                                                                   1,806                 1,418

[FN]

(a) For the twelve months ended December 31, 1999, Interest and other income includes a $359 gain associated with the sale of switched resales lines
(b) For 2000, EBITDA excludes the impairment on assets held for sale, gain on sale of customers and non-cash compensation